SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) - June 2, 1998


                              IEC Electronics Corp.
            ------------------------------------------------------
            (Exact name of Registrant as Specified in its Charter)


                                    Delaware
                ---------------------------------------------
                (State or other jurisdiction of Incorporation)

           0-6508                                   13-3458955
       ----------------------                 --------------------------------
      (Commission File Number)                (IRS Employer Identification No.)

                   105 Norton Street, Newark, New York 14513
                   -----------------------------------------
                   (Address of Principal Executive Offices)

                                 (315) 331-7742
                  ----------------------------------------------------
                  (Registrant's Telephone Number, including Area Code)

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Item 5.         Other Events
                ------------

      On June 2, 1998, the Board of Directors of IEC Electronics Corp. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Shares"), of the Company to stockholders of record at the close of business on June 15, 1998 (the "Record Date") and for each Common Share issued (including shares distributed from Treasury) by the Company thereafter and prior to the Distribution Date (as defined below). Each Right entitles the registered holder, subject to the terms of the Rights Agreement (as defined below), to purchase from the Company one one-thousandth of a share (a "Unit") of Series A Preferred Stock, par value $.01 per share (the "Preferred Stock") at a purchase price of $42.50 per Unit (the "Purchase Price"), subject to adjustment. The Purchase Price is payable in cash or by certified or bank check payable to the order of the Company or by wire transfer to the account of the Company (provided a notice of such wire transfer is given by the holder of the related Right to the Rights Agent). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

Until the Distribution Date (or earlier redemption or expiration of the Rights), which is defined below, the Rights will be evidenced with respect to any of the Common Share certificates outstanding prior to the Distribution Date by such Common Share certificates and no separate Right Certificates will be distributed. The Rights Agreement provides that until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the Common Shares, (ii) new Common Share certificates issued after the Record Date, upon transfer, replacement or new issuance of Common Shares will be deemed to be issued with Rights and will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

      As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date. From and after the Distribution Date, such separate Right Certificates alone will evidence the Rights.

      As defined in the Rights Agreement, the "Distribution Date" means the earlier to occur of (i) 10 business days following the date of a public announcement (the date of such announcement being the "Shares Acquisition Date") that a person, together with persons affiliated or associated with it (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or such subsidiary) (an "Acquiring Person"), has acquired, subject to certain exceptions, beneficial ownership of 15% or more of the then outstanding Common Shares of the Company or (ii) 10 business days (or such later

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
date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the earlier of the commencement of, or the first public announcement of the intent to commence, a tender offer or exchange offer by a person other than the Company if, upon consummation of the offer, such person, together with persons affiliated or associated with it, would be, subject to certain exceptions, the beneficial owner of 15% or more of the outstanding Common Shares.

      The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on June 15, 2008 (the "Final Expiration Date"), unless earlier redeemed or exchanged by the Company as described below.

      The Purchase Price payable, and the number of Units of Preferred Stock issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash or assets (excluding regular quarterly cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. The Company is not required to issue fractional Units. In lieu thereof an adjustment in cash may be made based on the market value of a Unit of Preferred Stock on the last trading day prior to the date of exercise.

      The number of outstanding Rights are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares, payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

      In the event that a person, together with persons affiliated or associated with it, becomes an Acquiring Person, each holder of a Right, except as provided below, will thereafter have the right to receive, upon exercise thereof, Units of Preferred Stock having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price multiplied by the number of Units of Preferred Stock issuable upon exercise of a Right prior to the event set forth in the preceding sentence. Notwithstanding the foregoing, following the occurrence of the event set forth in the first sentence in this paragraph, all Rights that are, or (under certain circumstances set forth in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties and transferees) will be null and void.

      In the event that (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, or (ii) fifty percent (50%) or more of the Company's assets or

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earning power is sold or transferred, each holder of a Right (other than Rights that theretofore become null and void as described in the second preceding paragraph) shall thereafter have the right to receive, upon exercise thereof, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

      At any time until the close of business on the tenth business day following the Shares Acquisition Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the "Redemption Price"), payable at the election of the Board of Directors, in cash or Company Common Shares; provided, however, that such redemption may occur after any person becomes an Acquiring Person only if there has not been a change in control of the Board of Directors of the Company. The redemption of the Rights may be made effective at such time on such basis, with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

      At any time after a person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors of the Company, at its option, may exchange each Right (other than Rights owned by such person or group which have become void), in whole or in part, for Common Shares or Units of Preferred Stock at an exchange ratio of on Common Share or one Unit of Preferred Stock per Right (subject to adjustment).

      Any of the provisions of the Rights Agreement may be amended without the approval of the holders of Company Common Shares at any time prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

      Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending on the circumstances, recognize taxable income in the event that the Rights become exercisable for Units of Preferred Stock.

      The Units of Preferred Stock that may be acquired upon exercise of the Rights will be nonredeemable and will be subordinate to any other shares of preferred stock that have been or may be issued by the Company. Each Unit of Preferred Stock will receive ratably any dividend declared on the Company Common Shares. In the event of liquidation, the holder of each Unit of Preferred Stock will receive a preferred liquidation payment equal to the greater of $1.00 per Unit or the per share amount paid in respect of a share of the Company Common

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Shares. Each Unit of Preferred Stock will have one vote, voting together with the Company Common Shares. In the event of any merger, consolidation or other transaction in which Company Common Shares are exchanged, each Unit of Preferred Stock will be entitled to receive the per share amount paid in respect of each share of Company Common Shares. The rights of holders of the Preferred Stock to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

      Because of the nature of the Preferred Stock dividend, liquidation and voting rights, the economic value of one Unit of Preferred Stock that may be acquired upon the exercise of each Right is expected to approximate the economic value of one share of Company Common Shares.

      The Rights will not prevent a takeover of the Company. However, the Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. In general, the Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 15% or more of the Common Shares.

      Attached hereto as Exhibit 4.1 and incorporated herein by reference are a copy of the Rights Agreement, dated as of June 2, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, specifying the terms of the Rights, and the exhibits thereto, as follows: Exhibit A - Form of Right Certificate; Exhibit B - Summary of Rights to Purchase Preferred Stock; and Exhibit C - Form of Certificate of Designations of the Series A Preferred Stock. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the exhibits thereto.

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


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

      (c)  Exhibits

            4.1 Rights Agreement, dated as of June 2, 1998 between IEC Electronics Corp. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, which includes as Exhibit A - Form of Right Certificate; Exhibit B - Summary of Rights to Purchase Preferred Stock; and Exhibit C - Form of Certificate of Designations of the Series A Preferred Stock.

            99.1  Press Release dated June 4, 1998

            99.2 Form of Letter to Stockholders to be mailed with copies of Summary of Rights to Purchase Preferred Stock.




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


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        IEC Electronics Corp.
                                    ------------------------------------
                                        (Registrant)

Date:  June 16, 1998                By:/s/Diana R. Kurty
                                    ------------------------------------
                                    Diana R. Kurty, Vice President of
                                    Finance, Chief Financial Officer and
                                    Treasurer

                                 EXHIBIT INDEX

Exhibit                                                          Sequentially
Number         Exhibit                                           Numbered Page

4.1        Rights Agreement, dated as of                                    8
           June 2, 1998 between IEC
           Electronics Corp. and
           ChaseMellon Shareholder
           Services, L.L.C., as
           Rights Agent, which
           includes as Exhibit A -
           Form of Right Certificate;
           Exhibit B - Summary of Rights to Purchase
           Preferred Stock; and Exhibit C -
           Form of Certificate of Designations
           of the Series A Preferred Stock.

99.1       Press Release dated June 4, 1998                                58

99.2       Form of Letter to Stockholders to be                            59
           mailed with copies of Summary of
           Rights to Purchase Preferred Stock.

EXHIBIT 4.1

                      IEC Electronics Corp.

                                and

             ChaseMellon Shareholder Services, L.L.C.
                           Rights Agent


                         RIGHTS AGREEMENT


                     Dated as of June 2, 1998

                         TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Section 1        Certain Definitions..........................................1

Section 2        Appointment of Rights Agent..................................5

Section 3        Issue of Right Certificate...................................6

Section 4        Form of Right Certificates...................................7

Section 5        Countersignature and Registration............................7

Section 6        Transfer, Split Up, Combination
                 and Exchange of Right Certificates;
                 Mutilated, Destroyed, Lost or Stolen
                 Right Certificates...........................................8

Section 7        Exercise of Rights; Purchase Price; Expiration Date
                 of Rights....................................................9

Section 8        Cancellation and Destruction of Right
                 Certificates............................................... 10

Section 9        Reservation and Availability of
                 Preferred Stock............................................ 10

Section 10       Preferred Stock Record Date................................ 11

Section 11       Adjustment of Purchase Price, Number and Kind of
                 Shares or Number of Rights..................................11

Section 12       Certificate of Adjusted Purchase.Price or Number of
                 Shares......................................................17

Section 13       Consolidation, Merger or Sale or Transfer of Assets
                 or Earning Power............................................17

Section 14       Fractional Rights and Fractional Shares.....................19

Section 15       Rights of Action............................................20

Section 16       Agreement of Right Holders..................................21


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



Section 17       Right Certificate Holder Not Deemed
                 a Stockholder...............................................21

Section 18       Concerning the Rights Agent.................................22

Section 19       Merger or Consolidation or Change.of Name of
                 Rights Agent................................................22

Section 20       Duties of Rights Agent......................................23

Section 21       Change of Rights Agent......................................25

Section 22       Issuance of New Right Certificates..........................26

Section 23       Redemption and Termination..................................26

Section 24       Exchange....................................................27

Section 25       Notice of Certain Events....................................28

Section 26       Notices.....................................................29

Section 27       Supplements and Amendments..................................30

Section 28       Successors..................................................30

Section 29       Determinations and Actions by the
                 Board of Directors, etc.....................................31

Section 30       Benefits of this Agreement..................................31

Section 31       Severability................................................31

Section 32       Governing Law...............................................31

Section 33       Counterparts................................................32

Section 34       Descriptive Headings........................................32

Signatures       ............................................................32

Exhibit A        Form of Right Certificate...................................33

Exhibit B        Summary of Rights to Purchase Preferred Stock...............39.

Exhibit C        Certificate of Designations of the Series A Preferred
                 Stock.......................................................44


                               11
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                         RIGHTS AGREEMENT


      Agreement, dated as of June 2, 1998, between IEC Electronics Corp., a Delaware corporation (the "Company") and ChaseMellon
Shareholder Services, L.L.C. (the "Rights Agent")

The Board of Directors of the Company has authorized and declared a dividend of one Preferred Share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding on the close of business on June 15, 1998 (the "Record Date"), each Right representing the right to purchase one Unit (as defined below) of Series A Preferred Stock (as defined below), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are hereinafter defined) and as otherwise provided in Section 3 of this Agreement.

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.  Certain Definitions.  For purposes of this Agreement,
            --------------------
the following terms have the meanings indicated:

(a) "Acquiring Person" shall mean any Adverse Person (as such term is hereinafter defined) or any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, after the date hereof, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the

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                                       2


Common Shares of the Company then outstanding, but shall not include (i) the Company, (ii) any subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such plan, or (v) any such Person who is the Beneficial Owner, on the date hereof, of 15% or more of the Common Shares outstanding on the date hereof (excluding any such Person who has failed to disclose such Beneficial Ownership in violation of any provision of the Exchange Act), provided, however, that such Person shall become an Acquiring Person immediately after such Person, together with all Affiliates and Associates, becomes the Beneficial Owner of such number of additional Common Shares which increases the percentage of Common Shares then beneficially owned by such Person by more than 2% over that percentage of Common Shares beneficially owned by such Person on the date of this Agreement. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purpose of this Agreement. For purposes of determining whether a Person is an "Acquiring Person," a Person engaged in business as an underwriter of securities shall not be deemed to be an Acquiring Person as a result of such Person becoming the "Beneficial Owner" of any securities acquired through such Person's participation in good faith in a firm commitment underwriting unless such Person is the "Beneficial Owner" of such securities upon the expiration of forty (40) days after the date of such acquisition. The determination whether any Person acted in "good faith" shall be conclusively determined by the Board of Directors of the Company.

(b) "Adverse Person" shall mean any Person declared to be an Adverse Person by the Board of Directors after (x) a determination that such Person, alone or together with its Affiliates and Associates, has become the Beneficial Owner of 5% or more of the Common Shares and (y) a determination by the Board of Directors, after reasonable inquiry and investigation, including such consultation, if any, with such persons as such directors shall deem appropriate, that (a) such Beneficial Ownership by such Person is intended to cause, is reasonably likely to cause or will cause the Company to repurchase the Common Shares beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions which would provide such person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of the Company and its stockholders, but for the actions and possible actions of such Person, would not be served by taking such action or entering into such transactions or series of transactions at that time or (b) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company; provided, however, that the Board of Directors of the Company may not declare a Person to be an Adverse Person if, prior to the time that such Person acquired 5% or more of the Common Shares, such Person provided to the Board of Directors in writing a statement of such Person's acquisition of Common Shares, together with any other information reasonably requested of such Person by the Board of Directors, and the Board of Directors, based on such statement and reasonable inquiry and investigation, including such consultation, if any, with such persons as the directors shall

                                       13
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                                       3


deem appropriate, determines to notify and notifies such Person in writing that it will not declare such Person an Adverse Person on such conditions as the Board of Directors may select, including, without limitation, such Person's not acquiring more than a specified amount of stock and/or on such Person's not taking actions inconsistent with the purposes and intentions disclosed by such Person in the statement provided to the Board of Directors. No delay or failure by the Board of Directors to declare a Person to be an Adverse Person shall in any way waive or otherwise affect the power of the Board of Directors subsequently to declare a Person to be an Adverse Person. In the event that the Board of Directors should at any time determine, upon reasonable inquiry and investigation, including consultation with such persons as the directors shall deem appropriate, that such Person has not met or complied with any condition specified by the Board of Directors, the Board of Directors may at any time thereafter declare such Person to be an Adverse Person.

(c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

(d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

      (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement;

      (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security pursuant to this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

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                                       4


      (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section l(c)(ii)(B)) or disposing of any securities of the Company.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(e) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(f) The "Close of business" on any given date shall mean 5:00 P.M., New York City, New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City, New York time, on the next succeeding Business Day.

(g) "Common Shares" when used with reference to the Company shall mean the shares of common stock, par value $.01 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person the Person or Persons which ultimately control such first-mentioned Person.

(h) "Continuing Director" shall mean (i) any member of the Board of Directors of the Company, while such Person is a member of the Board of Directors, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board on the date of this Agreement, or (ii) any Person who subsequently becomes a member of the Board of Directors, while such Person is a member of the Board of Directors, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, if such Person's initial nomination for election or initial election to the Board of Directors is recommended or approved by the Board of Directors at a time when a majority of the directors then serving are Continuing Directors.

(i) "Depositary Agent" shall have the meaning set forth in Section 7(c).

(j) "Distribution Date" shall mean the earlier of (i) the close of business on the tenth business day after the Shares Acquisition Date, as hereinafter defined (or, if the tenth business day after the Shares Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the tenth business day (or such later day as may be determined by the Board of Directors) after the date of the commencement of, or the first public announcement of the intent to commence (as determined pursuant to Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act in effect on the date of this Agreement), a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, or any Person or entity organized, appointed or established by or for the Company for or pursuant to the terms of any such Plan), if upon consummation thereof, such Person would be an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights).

(k) "Equivalent Preferred Stock" shall have the meaning set forth in Section 11(b) hereof.

(l) "Final Expiration Date" shall have the meaning set forth in Section 7 hereof.

(m) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

(n) "Preferred Stock" shall mean the Series A Preferred Stock, par value $.01 per share, of the Company having the voting powers, designation, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions described in the Certificate of Designation set forth as Exhibit C hereto.

(o) "Redemption Date" shall have the meaning set forth in Section 7 hereof.

(p) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

(q) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(r) "Unit" shall mean one one-thousandth of a share of Preferred Stock.

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights
           ---------------------------
Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

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
                                       6


Section 3. Issue of Right Certificates. (a) Until the Distribution Date, the
           ----------------------------
Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and the Rights will be transferred with and only with the transfer of the underlying Common Shares (including a transfer to the Company). As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a "Right Certificate"), evidencing one Right for each Common Share so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form of Exhibit B hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

(c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

"This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between IEC Electronics Corp. and ChaseMellon Shareholder Services, L.L.C. dated as of June 2, 1998 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of IEC Electronics Corp. Under certain circumstances, as set forth in the Rights Agreement, such rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. IEC Electronics Corp. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void."

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

Section 4. Form of Right Certificate. The Right Certificates (and the forms of
           --------------------------
election to purchase Preferred Stock and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of Units of Preferred Stock as shall be set forth therein at the price per Unit set forth therein (the "Purchase Price"), but the number of such Units and the Purchase Price shall be subject to adjustment as provided herein.

Section 5. Countersignature and Registration. The Right Certificates shall be
           ----------------------------------
executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, or its Treasurer either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may he countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates;
           -------------------------------------------------------------------
Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the
--------------------------------------------------------
provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Units as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer, split up, combination or exchange of any such surrendered Right Certificate unless the registered holder thereof shall have completed and signed the form of assignment and related certificate on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof, as the Company shall reasonably request. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a)
           --------------------------------------------------------------
The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each Unit as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on June 15, 2008 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in
Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

(b) The Purchase Price for each Unit of Preferred Stock pursuant to the exercise of a Right shall initially be $42.50 shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c) As promptly as practicable following the occurrence of the Distribution Date, the Company shall deposit with a corporation in good standing organized under the laws of the United States or any State of the United States, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority (the "Depositary Agent"), certificates representing the shares of Preferred Stock that may be acquired upon exercise of the Rights and shall cause such Depositary Agent to enter into an agreement pursuant to which the Depositary Agent shall issue receipts representing interests in the shares of Preferred Stock so deposited. Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for each Right to be exercised and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from the Depositary Agent (or make available, if the Rights Agent is the Depositary Agent) depositary receipts representing such Units of Preferred Stock as are to be purchased and the Company hereby irrevocably authorizes its Depositary Agent to comply with all such requests,
(ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

(d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

(e) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Stock, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Section 7.

(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8. Cancellation and Destruction of Right Certificates. All Right
           ---------------------------------------------------
Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Preferred Stock. The Company
           ------------------------------------------------
covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Stock (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Stock in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates for Preferred Stock or depositary receipts upon the exercise of any

Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

The Company shall use its best efforts to (i) file, as soon as practicable following the Shares Acquisition Date, a registration statement under the Securities Act of 1933 with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the earlier of the Expiration Date or the date as of which the rights are no longer exercisable. The Company will also take such action as may be appropriate under the blue sky laws of the various states.

Section 10. Preferred Stock Record Date. Each person in whose name any
            ----------------------------
depositary certificate or certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Units of Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of the Units of Preferred Stock or other securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of
            --------------------------------------------------------------------
Rights. The Purchase Price, the number of Units of Preferred Stock or other
-------
securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of Preferred Stock or shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock of the Company issuable upon exercise of one Right.

(ii) Subject to Section 24 of this Agreement, in the event any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of Units of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement, such number of Units of Preferred Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of Units of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the then current market price of the Company's Units of Preferred Stock (determined pursuant to Section 11(d) hereof) on the date when such Person became an Acquiring Person. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

From and after the time when a Person becomes an Acquiring Person, any Rights that are or were acquired or beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to
Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.

(iii) In the event that there shall not be sufficient Preferred Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Preferred Stock for issuance upon exercise of the Rights.

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase shares of Preferred Stock (or shares having substantially the same rights, privileges and preferences as shares of Preferred Stock ("Equivalent Preferred Stock")) or securities convertible into Preferred Stock at a price per share of Preferred Stock or Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the then current per share market price of the Preferred Stock (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock and/or Equivalent Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in shares of Preferred Stock) or subscription rights or warrants (excluding those referred to in
Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price as determined pursuant to Section 11(d) of the shares of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent and the holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such current per share market price as determined pursuant to Section 11(d) of the Preferred Stock; provided, however,
                                                             --------- --------
that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d) (i) For the purpose of any computation hereunder, the "current per share market price" of the Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share
              --------- --------
market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in shares of such Common Shares or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Common Shares and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per Common Share. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported on The Nasdaq National Market or, if the Common Shares are not listed on The Nasdaq National Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Shares are not publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(ii) For the purpose of any computation hereunder, the "current market price" per share of Preferred Stock shall be determined in the same manner as set forth above for Company Common Shares in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause
(i) of this Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such amount may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to Company Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of Company Common Shares. If neither Company Common Shares nor Preferred Stock is publicly held or so listed or traded, "current market price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Company's Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. For all purposes of this Agreement, the "current market price" of a Unit of Preferred Stock shall be equal to the "current market price" of one share of Preferred Stock divided by 1,000.

(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a Common Share or one one-hundred thousandth of a share of Preferred Stock as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(f) If as a result of an adjustment made pursuant to Section 11(a) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the purchase price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11(a), (b),
(c), (d), (e), (g), (h), (i), (j), (k), (l) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units of Preferred Stock (or other securities or assets) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Units of Preferred Stock (calculated to the nearest one hundred thousandth of a Unit) obtained by
(i) multiplying (x) the number of Units of Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Units of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Units of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest hundred thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date, Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of Units of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit and the number of Units of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Units of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such fully paid and nonassessable Units of Preferred Stock at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of that number of Units of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Units of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a
            --------- --------
due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that
(i) any consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) dividends on Preferred Stock payable in shares of Preferred Stock or (v) issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders, or shall reduce the taxes payable by such holder.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever
            -----------------------------------------------------------
an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning
            --------------------------------------------------------------
Power. In the event, directly or indirectly, (a) the Company shall consolidate
------
with, or merge with and into, any other Person, (other than a subsidiary of the

Company in a transaction which will not diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights) and the Company shall not be the surviving or continuing corporation, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries (in a transaction which will not diminish or otherwise eliminate the benefits intended to be afforded by the Rights), then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price, such number of validly authorized and issued, fully paid, non-assessable and freely tradable Common Shares of such other Person (including the Company as successor thereto), free and clear of any liens, encumbrances, rights of first refusal, transfer restrictions or other adverse claims, as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of Units of Preferred Stock for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.

The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in this Section 13 and further providing that as soon as practicable after the date of any consolidation , merger, sale or transfer of assets mentioned in this Section 13, such issuer will: (i) prepare and file a registration statement under the Securities Act of 1933, as amended, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and
(B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date; (ii) take such action as may be required to ensure that the acquisition of such Common Shares complies with any applicable state securities or Blue Sky law, and (iii) deliver to holders of the Rights historical financial statements for such issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

In case the Person which is to be a party to a transaction referred to in this
Section 13 has a provision in any of its authorized securities or in its Certificate of Incorporation or by-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Person to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, Common Shares of such Person at less than the then current market price per share (determined pursuant to Section 11(d) or securities exercisable for, or convertible into, Common Shares of such Person at less than such then current market price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Shares of such Person pursuant to the provisions of this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Person shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Person shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.

The Company shall not enter into any transaction of the kind referred to in this
Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not
            ----------------------------------------
be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported on The Nasdaq National Market, if the Rights are not listed on The Nasdaq National Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used and such determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock. For the purposes of this Section 14(b), the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

Section 15. Rights of Action. All rights of action in respect of this Agreement,
            ----------------
excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

(c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as
            --------------------------------------------------
such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights
            ----------------------------
Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any
            ----------------------------------------------------------
corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of

Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or whether any shares of Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer. At any time, the Rights Agent may apply to the Company for written instructions from the Company with respect to any matter arising in connection with the Rights Agent's duties and obligations arising under this Agreement. Such application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken and the Rights Agent shall not be liable for any action taken, suffered or omitted by the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(j) The Rights Agent undertakes only the express duties and obligations imposed on it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent.

(k) Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

(l) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the Certificate attached to the Form of Assignment or Form of Election to purchase, as the case may be, has either not been completed, or not signed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by the Rights Certificate to be beneficially owned by an Acquiring Person or an Affiliate or Associate thereof and such Assignment or Election to Purchase will not be honored.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights
            -----------------------
Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and Preferred Stock by registered or certified mail, and to the holders of the Right Certificates (or of the Common Shares prior to the Distribution Date) by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (or prior to the Distribution Date, by the holder of Common Shares) (who shall, with such notice, submit his Right Certificate (or common share certificate) for inspection by the Company), then the registered holder of any Right Certificate (or holder of Common Shares prior to the Distribution
Date) may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, having an office in the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an affiliate of such a corporation.

After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Preferred Stock and mail a notice thereof in writing to the registered holders of the Right Certificates (or holders of Common Shares prior to the Distribution Date). Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Right Certificates. Notwithstanding any of the
            -----------------------------------
provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Company's Board of Directors, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the person to whom such Rights Certificate would be issued and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption and Termination. (a) The Board of Directors of the
            ---------------------------
Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth business day following the Shares Acquisition Date or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"), provided, however, that for the purposes hereof the Board of Directors of the Company shall be entitled to so redeem the Rights after the time at which any Person first becomes an Acquiring Person only if a majority of the directors then serving are Continuing Directors. The Redemption Price may be paid in cash or Common Shares (valued in accordance with Section 11(d)). Subject to the foregoing, the redemption of the Rights by the Board of Directors may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

(b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

Section 24. Exchange. (a) The Board of Directors of the Company may, at its
            --------
option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares or Units of Preferred Stock at an exchange ratio of one Common Share or Unit of Preferred Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

(b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares or Units of Preferred

Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Common Shares or Units of Preferred Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section ll(a)(ii) hereof) held by each holder of Rights.

(c) In the event that there shall not be sufficient Common Shares or Preferred Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares or Preferred Stock for issuance upon exchange of the Rights.

(d) The Company shall not be required to issue fractions of Common Shares or fractions of Units of Preferred Stock or to distribute certificates which evidence fractional Common Shares or fractional Units of Preferred Stock. In lieu of such fractional Common Shares or fractional Units of Preferred Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares or fractional Units of Preferred Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a Common Share or Unit of Preferred Stock. For the purposes of this paragraph (d), the current market value of a Common Share or Unit of Preferred Stock shall be determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this
Section 24.

Section 25. Notice of Certain Events. (a) In case the Company shall propose (i)
            -------------------------
to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than the Company and/or one or more of its subsidiaries in a transaction which will not substantially diminish or eliminate the benefits intended to be afforded by the

Rights), (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, (or prior to the Distribution Date to each holder of Common Shares) in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Stock whichever shall be the earlier. No such notice shall be required pursuant to this section if any subsidiary of the Company effects a consolidation or merger with or into or effects a sale or other transfer of assets or earning power to, any other subsidiary of the Company.

(b) In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate to the extent feasible, and in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                       IEC Electronics Corp.
                         105 Norton Street
                           P.O. Box 271
                         Newark, NY 14513
                Attention: Chief Financial Officer

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               ChaseMellon Shareholder Services, LLC
                        85 Challenger Road
                     Ridgefield Park, NJ 07660
                  Attention: Corporate Secretary

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent or prior to the Distribution Date, the registry books of the Company's Transfer Agent.

Section 27. Supplements and Amendments. Prior to the Distribution Date, the
            ---------------------------
Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing the Common Shares. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, from and after the Distribution Date, this Agreement may not be supplemented or amended to lengthen any time period hereunder pursuant to clause (iii) of this sentence unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights and provided further that no change made in the rights or duties of the Rights Agent shall be effective without its express written consent. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares. Notwithstanding anything contained herein to the contrary, this Agreement may not be amended at a time when the Rights are not redeemable.

Section 28.  Successors.  All the covenants and provisions of
             -----------
this Agreement by or for the benefit of the Company or the Rights
Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Determinations and Actions by the Board of Directors, etc. For
            -----------------------------------------------------------
purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13-3(d)(1)(i) of the Exchange Act Regulations as in effect on the date hereof. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (ii) not subject the Board of Directors of the Company to any liability to the holders of the Rights.

Section 30. Benefits of this Agreement. Nothing in this Agreement shall be
            ---------------------------
construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

Section 31. Severability. If any term, provision, covenant or restriction of
            -------------
this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid, void or unenforceable language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors of the Company.

Section 32.  Governing Law.  This Agreement and each Right
             --------------
Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New
York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                   IEC Electronics Corp.


Attest:                             By:

Name: /S/ Diana R. Kurty            Name: /S/ Russell E. Stingel
     -------------------------            ----------------------------
Title: Chief Financial Offcier      Title: Chairman
      ------------------------            -----------------------------

                                   ChaseMellon Shareholder
                                   Services, L.L.C.


Attest:                             By:

Name: /S/ James E. Hagan            Name: /S/ Cynthia Gonzalez
     -------------------------            ----------------------------
Title: Vice President               Title: Assistant Vice President
      ------------------------            -----------------------------

                                    Exhibit A

                           [Form of Right Certificate]

Certificate No. R-                                                       Rights



NOT EXERCISABLE AFTER THE FINAL EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                         Right Certificate

                       IEC Electronics Corp.


This certifies that            , or registered assigns, is the registered owner
                   ------------
of the number of Rights set forth above, each of which entitles the owner thereof,subject to the terms, provisions and conditions of the Rights Agreement, dated as of June 2, 1998 (the "Rights Agreement"; terms defined therein have the same meaning herein unless otherwise defined herein), between IEC Electronics Corp.,a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services,L.L.C. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City, New York time, on the Final Expiration Date at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one thousandth of one fully paid non-assessable share of Series A Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company, at a purchase price of $ 42.50 per one one-thousandth share (each such one one-thousandth share being a "Unit") (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Units which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above are subject to modification and adjustment upon the happening of certain events as provided in the Rights Agreement.

Upon the occurrence of certain events set forth in the Rights Agreement, if the Rights evidenced by this Rights Certificate are beneficially owned by an Acquiring Person or an Affiliate or Associate of any such Acquiring Person or, under certain circumstances described in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such an event.

In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Company or receive common stock, cash or other assets, all as provided in the Rights Agreement.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent and are available upon written request.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Units of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised .

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right, subject to adjustment, payable at the option of the Company in cash or stock, or (ii) may be exchanged in whole or in part for Common Shares or Units of Preferred Stock.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of                            , 19 _.
           ----------------------------

                                          IEC Electronics Corp..

Attest:

                                          By:
-------------------------------              ---------------------------
                                          Title:
                                                ------------------------
Countersigned:

ChaseMellon Shareholder Services, L.L.C.


By:
--------------------------------
         Authorized Signature
Title:
      --------------------------

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

      FOR VALUE RECEIVED                    hereby sells, assigns and transfers
                        --------------------
unto                         (Please print name and address of transferee) this
    -------------------------
Right Certificate, together with all right, title and interest therein, and does
hereby irrevocably constitute and appoint                              Attorney,
                                         -----------------------------
to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.




Dated:
      -------------               ----------------------------------
                                    Signature

Signature Guaranteed:


-----------------------


                            CERTIFICATE

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and after due inquiry and to the best of knowledge of the undersigned, the undersigned did not acquire the rights evidenced by this Right Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:
     ------------------------                     --------------------------
                                                    Signature

Signature Guaranteed:

----------------------

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

(To be executed if holder desires to
 exercise the Right Certificate.)

To: IEC Electronics Corp.


The undersigned hereby irrevocably elects to exercise                    Rights
                                                      -------------------
represented by this Right Certificate to purchase the Units of Preferred Stock (or such other securities of the Company or of any other Person or property) issuable upon the exercise of such Rights and requests that certificates for such Units (or other property) be issued in the name of:

Please insert social security or other identifying number
                                                      --------------------------

(Please print name and address)                    -----------------------------
                                                   -----------------------------
                                                   -----------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number
                                                         -----------------------

(Please print name and address)                   ------------------------------
                                                  ------------------------------
                                                  ------------------------------


Dated:
     --------------
                                      -------------------------------
                                               Signature
Signature Guaranteed:

----------------------

                                     NOTICE
                                     ------

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

The signature in the foregoing Forms of Assignment, Election, and Certificate must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                    Exhibit B

                  SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

Dividend of Right to Purchase Preferred Stock
---------------------------------------------

On June 2, 1998, the Board of Directors of IEC Electronics Corp. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Shares"), of the Company to shareholders of record at the close of business on June 15, 1998 (the "Record Date") and for each Common Share issued (including shares distributed from Treasury by the Company thereafter and prior to the Distribution Date (as defined below)). Each Right entitles the registered holder, subject to the terms of the Rights Agreement (as defined below), to purchase from the Company one one-thousandth of a share (a "Unit") of Series A Preferred Stock, par value $.01 per share (the "Preferred Stock") at a purchase price of $42.50 per Unit (the "Purchase Price"), subject to adjustment. The Purchase Price is payable in cash or by certified or bank check payable to the order of the Company or by wire transfer to the account of the Company (provided a notice of such wire transfer is given by the holder of the related Right to the Rights Agent). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

Distribution of the Rights; Right Certificates
----------------------------------------------

Until the Distribution Date (or earlier redemption or expiration of the Rights), which is defined below, the Rights will be evidenced with respect to any of the Common Share certificates outstanding prior to the Distribution Date by such Common Share certificates and no separate Right Certificates will be distributed. The Rights Agreement provides that until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the Common Shares, (ii) new Common Share certificates issued after the Record Date, upon transfer, replacement or new issuance of Common Shares will be deemed to be issued with Rights and will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date. From and after the Distribution Date, such separate Right Certificates alone will evidence the Rights.

Definition of Distribution Date
-------------------------------

"Distribution Date" means the earlier to occur of (i) 10 business days following the date of a public announcement (the date of such announcement being the "Shares Acquisition Date") that a person, together with persons affiliated or associated with it (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or such subsidiary) (an "Acquiring Person"), has acquired beneficial ownership of 15% or more of the then outstanding Common Shares of the Company or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the earlier of the commencement of, or the first public announcement of the intent to commence, a tender offer or exchange offer by a person other than the Company if, upon consummation of the offer, such person, together with persons affiliated or associated with it, would be the beneficial owner of 15% or more of the outstanding Common Shares.

Exercise and Expiration of the Rights
-------------------------------------

The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on June 15, 2008 (the "Final Expiration Date"), unless earlier redeemed or exchanged by the Company as described below.

Adjustment of the Purchase Price
--------------------------------

The Purchase Price payable, and the number of Units of Preferred Stock issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash or assets (excluding regular quarterly cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. The Company is not required to issue fractional Units. In lieu thereof an adjustment in cash may be made based on the market value of a Unit of Preferred Stock on the last trading day prior to the date of exercise.

The number of outstanding Rights are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares, payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

Effects of Certain Events
-------------------------

In the event that a person, together with persons affiliated or associated with it, becomes an Acquiring Person, each holder of a Right, except as provided below, will thereafter have the right to receive, upon exercise thereof, Units of Preferred Stock having a value equal to two times the then current exercise price of the Right. The exercise price is the Purchase Price multiplied by the number of Units of Preferred Stock issuable upon exercise of a Right prior to the event set forth in the preceding sentence. Notwithstanding the foregoing, following the occurrence of the event set forth in the first sentence in this paragraph, all Rights that are, or (under certain circumstances set forth in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties and transferees) will be null and void.

For example, at an exercise price of $42.50 per Right, each Right not owned by an Acquiring Person (or by certain related parties and transferees) following the event set forth in the preceding paragraph would entitle its holder to purchase $85 worth of Units of Preferred Stock for $42.50. Assuming that the Units of Preferred Stock had a per Unit value of $10 at such time, the holder of each valid Right would be entitled to purchase 8.5 Units of Preferred Stock for $42.50.

In the event that (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, or (ii) fifty percent (50%) or more of the Company's assets or earning power is sold or transferred, each holder of a Right (other than Rights that theretofore become null and void as described in the second preceding paragraph) shall thereafter have the right to receive, upon exercise thereof, common stock of the acquiring company having a value equal to two times the then current exercise price of the Right.

Redemption of the Rights
------------------------

At any time until the close of business on the tenth business day following the Shares Acquisition Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the "Redemption Price"), payable at the election of the Board of Directors, in cash or Company Common Shares; provided, however, that such redemption may occur after any person becomes an Acquiring Person only if there has not been a change in control of the Board of Directors of the Company. The redemption of the Rights may be made effective at such time on such basis, with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.



                                       52
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                                       42



Exchange of the Rights
----------------------

At any time after a person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors of the Company, at its option, may exchange each Right (other than Rights owned by such person or group which have become void), in whole or in part, for Common Shares or Units of Preferred Stock at an exchange ratio of on Common Share or one Unit of Preferred Stock per Right (subject to adjustment).

Amendment of the Rights Agreement
---------------------------------

Any of the provisions of the Rights Agreement may be amended without the approval of the holders of Company Common Shares at any time prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

Exercise of the Right Entitles the Rightholder to the Rights of a
-----------------------------------------------------------------
Shareholder; Tax Consequences
-----------------------------

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending on the circumstances, recognize taxable income in the event that the Rights become exercisable for Units of Preferred Stock.

Description of Preferred Stock
------------------------------

The Units of Preferred Stock that may be acquired upon exercise of the Rights will be nonredeemable and will be subordinate to any other shares of preferred stock that have been or may be issued by the Company.

Each Unit of Preferred Stock will receive ratably any dividend declared on the Company Common Shares.

In the event of liquidation, the holder of each Unit of Preferred Stock will receive a preferred liquidation payment equal to the greater of $1.00 per Unit or the per share amount paid in respect of a share of the Company Common Shares.

Each Unit of Preferred Stock will have one vote, voting together with the Company Common Shares.

In the event of any merger, consolidation or other transaction in which Company Common Shares are exchanged, each Unit of Preferred Stock will be entitled to receive the per share amount paid in respect of each share of Company Common Shares.

The rights of holders of the Preferred Stock to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

Because of the nature of the Preferred Stock dividend, liquidation and voting rights, the economic value of one Unit of Preferred Stock that may be acquired upon the exercise of each Right is expected to approximate the economic value of one share of Company Common Shares.

Copy of the Rights Agreement and Certificate of Amendment Available
-------------------------------------------------------------------

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K. Copies of the Rights Agreement and the Certificate of Amendment are available free of charge from the Company. This summary description of the Rights and the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the Certificate of Designations, including the definitions therein of certain terms, which Rights Agreement and Certificate of Designations are incorporated herein by reference.


                                       53
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                                       44


                                    EXHIBIT C

                           CERTIFICATE OF DESIGNATIONS
                         OF THE SERIES A PREFERRED STOCK
                                       of
                              IEC Electronics Corp.

                             Pursuant to Section 151
                         of the General Corporation Law
                            of the State of Delaware


      IEC Electronics Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

      That, pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation (the "Certificate"), and, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors, at a duly called meeting held on June 2, 1998, at which a quorum was present and acted throughout, adopted the following resolutions, which resolutions remain in full force and effect on the date hereof, creating a series of 100,000 shares of preferred stock having a par value of $.01 per share, designated as Series A Preferred Stock (the "Series A Preferred Stock") out of the class of 500,000 shares of preferred stock of the par value of $.01 per share (the "Preferred Stock"):

      RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors does hereby create, authorize and provide for the issuance of the Series A Preferred Stock having the voting and other powers, designations, relative, participating, optional and other special rights, preferences, and the qualifications, limitations and restrictions thereof that are set forth as follows:

      Section 1.Designation And Amount. The shares of such series shall be
                -----------------------
designated as "Series A Preferred Stock". The number of shares initially constituting the Series A Preferred Stock shall be 100,000; provided, however, that if more than a total of 100,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Right") issued pursuant to the Rights Agreement dated as of June 2, 1998 between the Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole share) issuable upon exercise of such Rights.

      Section 2.Dividends and Distributions. (A) Subject to the prior and
                ----------------------------
superior rights of the holders of shares of any other series of Preferred Stock or other class of stock of the Corporation ranking prior and superior to the Series A Preferred Stock with respect to dividends, each holder of one-thousandth of a share (a "Unit") of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash in an amount per Unit (rounded to the nearest cent) equal to the per share amount of cash dividends declared on shares of the Common Stock. In the event the Corporation shall at any time after June 15, 1998 (the "Rights Declaration Date"), (i) declare any dividend on outstanding shares of Common Stock, payable in Common Shares, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series A Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of shares of Common Stock, that were outstanding immediately prior to such event.

      (B) The Corporation shall declare a dividend or distribution on the Units of Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock).

      Section 3.  Voting Rights.  The holders of Units of Series A
                  --------------
Preferred Shares shall have the following voting rights:

      (A) Subject to the provision for adjustment hereinafter set forth and except as otherwise provided in the Certificate of Incorporation or required by law, each Unit of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters upon which the holders of the shares of Common Stock of the Corporation are entitled to vote. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock, payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      (B) Except as otherwise provided herein, in the Certificate of Incorporation or in any other Amendment creating a series of Preferred Stock or any similar stock, and except as otherwise required by law, the holders of Units of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

      (C) Except as set forth herein, or as otherwise provided by law, holders of Units of Series A Preferred Stock shall have no special voting rights and their consents shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for taking any corporate action.

    Section 4. Reacquired Shares. Any Units of Series A Preferred Stock
               ------------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

      Section 5. Liquidation, Dissolution or Winding Up. (A) Upon any voluntary
                 ---------------------------------------
or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of junior stock unless the holders of Units of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $1.00 per Unit or (b) the amount equal to the aggregate per share amount to be distributed to holders of shares of Common Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series A Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

      (B) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock, payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 5 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 6. Consolidation, Merger, Etc. In case the Corporation shall enter
                 ---------------------------
into any consolidation, merger, combination or other transaction in which the shares of Common Stock are converted into, exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case Units of Series A Preferred Stock shall at the same time be similarly converted into, exchanged for or changed into an amount per Unit (subject to the provisions for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, exchanged or converted. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in Common Shares, (ii) subdivide outstanding Common Shares, or (iii) combine outstanding shares of Common Stock into a small number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 7.  No Redemption.  The Units of Series A Preferred
Stock shall not be redeemable from any holder.

      Section 8.Rank. The Units of Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, junior to all other series of Preferred Stock unless the terms of any such series shall provide otherwise and senior to the shares of Common Stock.

      Section 9. Amendment. If any proposed amendment to the Certificate of Incorporation would alter, change, or repeal any of the preferences, powers or special rights given to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely, then the holders of the Series A Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of a majority of the outstanding shares of the Series A Preferred Stock, voting separately as a class, shall be necessary for the adoption thereof.

      Section 10. Fractional Shares. The Series A Preferred Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one-thousandth of a share or any integral multiple thereof.

      Section 11. Certain Definitions. As used herein with respect to the Series A Preferred Stock, the following terms shall have the following meanings:

      (A) The term "Common Stock" shall mean the class of stock designated as the common stock, par value $.01 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of such common stock.

      (B) The term "Junior Stock", as used in Section 5 hereof, shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the Series A Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

      (C) The term "Parity Stock", as used in Section 5 hereof, shall mean any class of series of capital stock ranking pari passu with the Series A Preferred Stock in the distribution of assets or any liquidation, dissolution or winding up of the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be duly executed in its corporate name on this 2nd day of June, 1998.



                                   IEC Electronics Corp.


                                    By:
                                       -------------------------
                                   Name: Russell E. Stingel
                                   Title:Chairman of the Board and
                                   Chief Executive Officer

Exhibit 99.1

FROM: MARTIN E. JANIS & COMPANY, INC.          CONTACT:  Bev Jedynak
           PUBLIC RELATIONS                              312-943-1100
           919 North Michigan Avenue
           Chicago, IL  60611                       CORPORATE CONTACT:
                                                         Diana Kurty
                                                         315-331-7742


                                               FOR IMMEDIATE RELEASE

               IEC ADOPTS SHAREHOLDER RIGHTS AGREEMENT

Newark, NY, June 4, 1998 - IEC Electronics Corp. (NASDAQ: IECE) today announced that its Board of Directors has adopted a Shareholder Rights Agreement and has declared a dividend of one Preferred Share Purchase Right for each outstanding share of IEC's common stock held by stockholders of record at the close of business on June 15, 1998.

The Rights will generally be exercisable only if a person or group acquires beneficial ownership of 15 percent or more of the Company's outstanding common stock, or commences a tender or exchange offer that would result in the beneficial ownership by a person or a group of 15 percent or more of the Company's outstanding common stock.

Each Right, which is not now exercisable, will entitle the holder to purchase one one-thousandth of a share of the Company's new Series A Preferred Stock at an exercise price of $42.50 (subject to adjustment). In the event the Rights become exercisable, holders (other than the acquiring group or person) will be entitled to purchase, at the Rights' then-current exercise price, shares of IEC preferred stock, or common stock of the acquiring company, which have a market value equal to twice the Rights' then-current exercise price.

Unless or until the Rights become exercisable, they will trade with IEC common stock and no separate certificates will be issued. Under certain circumstances, the Rights are redeemable at a price of $0.001 per Right and will expire on June 15, 2008, unless redeemed earlier.

A summary of the Rights Agreement will be mailed to all stockholders of record as of June 15, 1998.

The Company observed that numerous public companies have adopted similar plans. The plans are intended to protect shareholders' rights to realize the full, long-term value of their investment in the Company, while not preventing a fairly valued bid. The Plan was not adopted in response to any known effort to acquire the Company.

SAFE HARBOR: Certain statements contained above are forward-looking statements that involve risks and uncertainties, such as those relating to distribution of dividends and operation of the Shareholder Rights Agreement. These risks include the risk that future action or inaction by the Board with respect to the Shareholder Rights Agreement, including any future decision relating to redemption of the Rights or amendments of the terms of the Rights, could become the subject of litigation and other risks detailed from time to time in the Company's SEC reports, including the Company's Annual Report on Form 10-K and in other documents recently filed by the Company with the Securities and Exchange Commission.

IEC is a full service ISO 9001 certified contract manufacturer employing state-of-the-art production utilizing both surface mount and pin-through-hole technology. IEC offers its customers a wide range of manufacturing and management services, on either a turnkey or consignment basis, including material procurement and control, concurrent engineering services, manufacturing and test engineering support, statistical quality assurance and complete resource management. Information regarding IEC can be found on its World Wide Web page located at http://www.iec.

Exhibit 99.2

                             June 16, 1998


To our Stockholders:

      On June 2, 1998, your Board of Directors adopted a stockholder Rights Agreement. This letter briefly describes the Rights Agreement and the Board's reasons for adopting it.

      The Rights Agreement was not adopted in response to any specific effort to acquire control of the Company. Rather, it was adopted to increase your Board's ability to represent the interests of the Company's stockholders more effectively in the event of an unsolicited takeover attempt. The Board believes that the action taken will encourage potential acquirors to negotiate with your Board of Directors prior to any takeover attempt, give your Board of Directors increased leverage in such negotiations and enable your Board of Directors to protect you against being deprived of the full value of IEC's long-term potential.

      Under the Rights Agreement, a dividend of one Preferred Share Right for each outstanding share of IEC common stock was made on June 15, 1998 to stockholders of record on that date. The adoption of the Rights Agreement does not require action on your part. Initially, the Rights are not exercisable. Separate certificates representing the Rights will not be sent to you, and the Rights will automatically trade with your shares of the Company's common stock. A document entitled "Summary of Rights to Purchase Preferred Stock" explaining the terms of the Agreement is enclosed.

      There are several means by which an acquiror may attempt to obtain control of a target company upon terms that are unfair to its stockholders. The Rights Agreement contains provisions designed to protect stockholders against abusive practices that can unfairly pressure stockholders to sell their stock at less than full value. Thousands of public companies have adopted rights plans similar to that adopted by your Board of Directors.

      The distribution of these Rights is not intended to prevent a takeover of the Company on terms beneficial to its stockholders. However, it may deter an attempt to acquire the Company in a manner or on terms which the Board determines not to be in the best interests of its stockholders.

      Adoption of the Rights Agreement will not weaken the financial condition of the Company or interfere with its business plans. Issuance of the Rights has no dilutive effect, will not affect reported earnings per share, is not taxable to the Company or to stockholders, and will not change the manner in which IEC's common stock is traded.

      In adopting the Rights Agreement, your Board has expressed its confidence in IEC's future and its belief that it has increased your ability to participate in that future.

                                          Very truly yours,



                                          -----------------------
                                          Russell E. Stingel
                                          Chairman of the Board and
                                          Chief Executive Officer